                                                                    EXHIBIT 99.2

                            INTERIM REPORT OF ARTEMA


ONGOING RATIONALISATION PROGRAM

An extensive rationalisation program has commenced with the aim of reducing the Group's running costs. Most of the savings will take place through reductions in personnel and, in total, it is planned that the number of employees in the Group will be reduced to 115 persons at the end of March 2002. The full impact of the reductions in costs is expected during the second quarter of 2002.

PROSPECTS FOR THE REMAINDER OF 2001

The favourable order trend together with the ongoing rationalisation program is currently affecting profit trends and cash flow in a positive direction. However, in total the Group's sales and results for 2001 will be significantly lower than last year. The decline is primarily attributable to the major DANIDA order to Thailand during 2000.

ARTEMA MONITORING COMPONENTS

Sales within the Artema MCS business area, which primarily consists of gas analysers on an OEM basis, amounted to SEK 14.0 (23.4) million for the first nine months. Marketing of Artema's new generation of gas analysers is in an intensive stage and the possibilities for additional OEM agreements are deemed to be favourable.

ARTEMA MONITORING AND EMERGENCY CARE

Sales within the largest business area in terms of turnover, Artema MEC, which primarily consist of patient monitors and defibrillators, fell by 24% to SEK
127.4 (167.5) million. At the same time, as a consequence of the large inflow of orders earlier in the year, sales for the third quarter improved significantly compared with the period April to June 2001. Excluding the DANIDA order, sales through Artema's distributors increased by just over 67% compared with the preceding year.

FINANCIAL POSITION

Cash flow for the third quarter amounted to SEK 0.8 (1.6) million and thus improved significantly compared with the period April to June 2001. At the end of the period, the Groups liquid assets amounted to SEK 6.9 (1.9) million and interest-bearing liabilities amounted to SEK 33.2 (11.7) million. The Group's disposable liquid assets at the end of the period amounted to just over SEK 12 million. The equity ratio at the end of the period fell to 37.6%, compared with 56.3% at the beginning of the period.

     The structural solution which Cardiac Science offers is deemed to satisfy the Groups financing requirements. In the absence of a takeover, additional capital will be required through a new stock issue.

THE PARENT COMPANY

During the first nine months, the parent company's sale amounted to SEK 14.0 (23.4) million and the result after financial items was SEK -15.6 (-18.0) million. Turnover for the third quarter was SEK 6.0 (6.0) million and the result was SEK -2.9 (-7.2) million.

CAPITAL EXPENDITURES

Capital expenditures in tangible fixed assets during the period amounted to SEK
1.6 (1.7) million.

PERSONNEL

Since the beginning of 2001, the number of employees within the Artema Group has been reduced by 11% to 155 (185), of whom 26 (30) are employed in the parent company. In October, the Economy and Finance Director vacated his position and a consultant is currently holding the position.

FUTURE REPORTS IN 2002

A press release of unaudited earnings for the entire year and the fourth quarter of 2001 will be issued on 22 February 2002.

ACCOUNTING PRINCIPLES

This interim report has been prepared in accordance with the same principles as last year's annual report.

AUDITING

This interim report has not been subject to review by Artema's auditor.

                           Stockholm 9 November 2001

                                Thomas Axelsson
                               CEO and President

For further information, please contact:
Thomas Axelsson, CEO and President
Telephone +46 8-5555 41 00,or 0708-17 99 76


--------------------------------------------------------------------------------
Artema Medical is a niche-oriented, research-intensive med-tech company. 98% of sales take place outside Sweden in more than 80 countries. Artema develops, manufactures, and markets equipment for measuring and monitoring vital patient parameters within the field of anesthesia, intensive care, and emergency care. The product portfolio consists of gas analysers, patient monitors, and defibrillators. Artemas shares have been listed on Stockholmsborsen's O-list since 4 May 1999.
--------------------------------------------------------------------------------

                           INTERIM REPORT OF ARTEMA


STATEMENT OF INCOME, GROUP

                                                2001          2000            2001            2000            2000
Amounts in SEK million                        Jul.-Sept.    Jul.-Sept.      Jan.-Sept.      Jan.-Sept.      Full Year
---------------------------------------------------------------------------------------------------------------------
Net sales                                       60.1           59.4           137.6           190.8           262.2
Other operating income                           0.1             --             0.2             0.1             0.2
---------------------------------------------------------------------------------------------------------------------
Total revenues                                  60.2           59.4           137.8           190.9           262.4

Operating expenses                             -59.9          -56.8          -164.2          -184.5          -257.2
Depreciation                                    -1.5           -1.6            -4.5            -4.7            -6.4
Shares in result of associated companies         0.1            0.4             0.1             1.5             2.1
---------------------------------------------------------------------------------------------------------------------
Operating profit/loss                           -1.1            1.4           -30.8             3.2             0.9

Net financial items                             -0.4            0.4             0.6            -0.9             0.6
---------------------------------------------------------------------------------------------------------------------
Profit/loss after financial items               -1.5            1.8           -31.4             2.3             1.5

Taxes*)                                           --             --              --              --              --
---------------------------------------------------------------------------------------------------------------------
Profit/loss after taxes                         -1.5            1.8           -31.4             2.3             1.5
---------------------------------------------------------------------------------------------------------------------

*) Deferred taxes have not been included in the calculation of the Group's tax expenses.

BALANCE SHEET, GROUP

Amounts in SEK million                30 Sept. 2001        30 Sept. 2000           31 Dec. 2000
-----------------------------------------------------------------------------------------------
Assets
Fixed assets                              34.1                   40.4                   41.3
Inventories                               40.0                   46.2                   37.7
Current receivables                       64.4                   79.2                   56.6
Cash                                       6.9                    1.9                   15.5
-----------------------------------------------------------------------------------------------
Total assets                             145.4                  167.7                  151.1

Equity and liabilities
Equity                                    54.6                   85.4                   85.1
Other provisions                           1.8                    5.3                    5.8
Interest-bearing liabilities              33.2                   11.7                   12.5
Non-interest-bearing liabilities          55.8                   65.3                   47.7
-----------------------------------------------------------------------------------------------
Total equity and liabilities             145.4                  167.7                  151.1
-----------------------------------------------------------------------------------------------

                           INTERIM REPORT OF ARTEMA


EQUITY, GROUP

Amounts in SEK million              30 Sept. 2001           30 Sept. 2000            31 Dec. 2000
-------------------------------------------------------------------------------------------------
Opening balance, equity                      85.1                    40.7                    40.7
New issue                                      --                    42.3                    42.3
Translation difference                        0.9                     0.1                     0.6
Result for the period                       -31.4                     2.3                     1.5
-------------------------------------------------------------------------------------------------
Closing balance, equity                      54.6                    85.4                    85.1
-------------------------------------------------------------------------------------------------

CASH FLOW STATEMENT, GROUP


                                                 2001           2000             2001           2000             2000
Amounts in SEK million                        Jul.-Sept.      Jul.-Sept.       Jan.-Sept.    Jan.-Sept.       Full Year
-----------------------------------------------------------------------------------------------------------------------
Full year
From business operations                          0.3            1.8           -30.7             5.8             4.8
Change in working capital                         2.1            4.6            13.1           -42.7           -20.9
Capital expenditures                             -0.3           -0.9            -1.6             1.7            -6.4
-----------------------------------------------------------------------------------------------------------------------
Cash flow after investing operations              2.1            5.5           -19.2           -38.6           -22.5

Financing operations                             -1.3           -3.9            10.6            32.5            29.9
-----------------------------------------------------------------------------------------------------------------------
Cash flow after financing operations              0.8            1.6            -8.6            -6.1             7.4
-----------------------------------------------------------------------------------------------------------------------


KEY RATIOS, GROUP

                                                           2001                  2000                     2000
                                                      Jan.-Sept.             Jan-Sept.                Full Year
--------------------------------------------------------------------------------------------------------------------------
Earnings per share after tax, SEK                         -2.06                  0.15                     0.11
Return on capital employed, %                              neg.                   9.4                      3.5
Return on equity, %                                        neg.                   4.8                      2.4
Equity per share at the end of period, SEK                 3.58                  5.61                     5.58
Equity ratio at the end of period, %                       37.6                  50.9                     56.3
Number of shares at end of period                    15,236,250            15,236,250               15,236,250